UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2019, TRACON Pharmaceuticals, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of one-for-five to one-for-twenty, with such ratio to be determined in the discretion of the Company’s board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion, and (ii) reduce the number of authorized shares of the Company’s common stock in a corresponding proportion to the reverse stock split, rounded to the nearest whole share (collectively, the “Reverse Split Proposal”).

On November 6, 2019, following stockholder approval of the Reverse Split Proposal, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of one-for-ten.  On November 6, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to (i) effect the one-for-ten reverse stock split of the Company’s outstanding common stock and (ii) reduce the authorized number of shares of the Company’s common stock from 200,000,000 to 20,000,000 shares. The Charter Amendment will be effective at 5:01 p.m. Eastern Time on November 7, 2019 (the “Effective Time”).

The Charter Amendment provides that, at the Effective Time, (a) every ten shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, and (b) the number of authorized shares of common stock will be reduced to 20,000,000 shares.  As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants issued by the Company and outstanding immediately prior to the Effective Time, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares authorized for future grant under the Company’s equity incentive/compensation plans immediately prior to the Effective Time will be reduced proportionately.

The Company’s common stock will begin trading on the Nasdaq Global Market on a split-adjusted basis when the market opens on November 8, 2019. The new CUSIP number for the Company’s common stock following the reverse stock split is 89237H209.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following sets forth the number of votes cast for or against the Reverse Split Proposal and the number of abstentions and broker non-votes with respect to such matter.

The Company’s stockholders approved the Reverse Split Proposal. The tabulation of votes on this matter was as follows: shares voted for: 16,010,908; shares voted against: 487,309; shares abstaining: 7,435; and broker non-votes: 0.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of TRACON Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer